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                                 CERTIFICATE OF TRUST
                                          OF
                        DURA AUTOMOTIVE SYSTEMS CAPITAL TRUST

     THIS Certificate of Trust of Dura Automotive Systems Capital Trust (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801, ET SEQ.).

     1. NAME. The name of the business trust formed hereby is Dura Automotive Systems Capital Trust.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, has executed this Certificate of Trust.

                                   FIRST CHICAGO DELAWARE INC., not in its
                                   individual capacity but solely as trustee of the Trust



                                   By:  /s/ Steven M. Wagner
                                        -----------------------------------
                                        Name: Steven M. Wagner
                                        Title: Vice President



                                   /s/ David Bovee
                                   -----------------------------------
                                   DAVID BOVEE, not in his individual capacity
                                   but solely as trustee of the Trust